SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): OCTOBER 30, 1997

                           PRIDE INTERNATIONAL, INC.
                   (FORMERLY PRIDE PETROLEUM SERVICES, INC.)
            (Exact name of registrant as specified in its charter)

        LOUISIANA                      0-16961                  76-0069030
(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of incorporation)                                       Identification No.)

    5847 SAN FELIPE STREET, SUITE 3300
              HOUSTON, TEXAS                           77057
 (Address of principal executive offices)           (Zip Code)

        Registrant's telephone number, including area code: 713/789-1400

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ITEM 5.     OTHER EVENTS.

            On October 30, 1997 Pride International, Inc. (the "Company") reported net earnings for its quarter ended September 30, 1997 of $14.0 million, or $0.27 per share, on revenues of $182.9 million. For the same period in 1996, the Company reported net earnings of $6.9 million, or $0.22 per share, on revenues of $115.4 million. For the nine-month period ended September 30, 1997, net earnings were $84.6 million, or $1.78 per share, on revenues of $488.8 million. Net earnings for the nine-month period included a gain, net of estimated income taxes, on the sale of the Company's U.S. land-based well servicing operations of $53.5 million. The gain was partially offset by nonrecurring charges totaling $4.2 million, net of estimated income taxes, relating principally to the induced conversion of $28.0 million aggregate principal amount of the Company's convertible subordinated debentures. Excluding such nonrecurring items, net earnings were $35.3 million, or $0.76 per share. For the corresponding nine-month period in 1996, net earnings were $14.5 million, or $0.50 per share, on revenues of $283.6 million.

            The increase in revenues and earnings was primarily attributable to the inclusion of businesses and equipment that the Company acquired over the past twelve months. The most significant increments to this year's operating results are the inclusion of the operations of Forasol-Foramer N.V., acquired in March 1997, and the addition of a fleet of 13 jackup rigs acquired in May 1997. Other transactions affecting 1997 results are the acquisition of a 13 rig contractor in Colombia in October 1996, the acquisition of three land drilling rigs in Argentina in October 1996, the deployment of two new platform rigs in the fourth quarter of 1996 and the divestiture of the Company's U.S. land-based well servicing operations in February 1997.

            On November 6, 1997 the Company entered into an Underwriting Agreement dated November 6, 1997 (the "Underwriting Agreement") between the Company and Donaldson, Lufkin & Jenrette Securities Corporation, as sole underwriter, relating to the offering of 2,865,000 shares of the Company's common stock, no par value, under its Registration Statement of Form S-3 (Registration No. 333-21385). The Underwriting Agreement is being filed as an exhibit to this report.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      (c)   EXHIBITS.

      1.1   --     Underwriting Agreement dated November 6, 1997 by and between
                   Pride International, Inc. and Donaldson, Lufkin & Jenrette
                   Securities Corporation.

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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PRIDE INTERNATIONAL, INC.

                                         By: /s/ EARL W. McNIEL
                                                 Earl W. McNiel
                                                 Vice President and Chief
                                                 Financial Officer

Date: November 7, 1997

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